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                                                                    EXHIBIT 10.8

                            Option to Ownership Plan
                              dated August 23, 2000



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                                   ABLEST INC.

     Option-to-Ownership Plan

         1. This Option-to-Ownership Plan (the "Plan") has been adopted by the Board of Directors of Ablest Inc., a Delaware corporation (the "Company"), effective October 9, 2000.

         2. The persons eligible to participate in the Plan are those employees of the Company listed on the attached Exhibit A (the "Employees") who hold options for common stock of the Company ("Options").

         3. Pursuant to the Plan, each Employee may surrender all (but not less than all) of his or her Options by no later than December 31, 2000, in return for the opportunity to purchase common stock of the Company on the terms and conditions set forth in the Plan.

         4. The number of shares of common stock that each Employee may purchase pursuant to the Plan shall be determined as follows: the value of the options surrendered by such Employee as determined by the Black-Scholes method and as indicated on the attached Exhibit A, divided by the fair market value of a share of common stock of the Company as of the date of adoption of the Plan (i.e., $4.25 per share).

         5. Each Employee participating in the Plan will execute a promissory note in substantially the form attached hereto as Exhibit B (the "Note") in connection with the sale of the shares to such Employee.

         6. The shares may not be sold or transferred by the Employee until the Note is satisfied in accordance with the Plan. Each Employee will execute a pledge agreement substantially in the form attached hereto as Exhibit C (the "Pledge Agreement") to secure satisfaction of the Note. The Company will hold the certificate for the shares of each Employee until such Employee satisfies his or her Note. Each certificate for shares shall bear a legend referring to the foregoing restrictions.

         7. The Company intends to forgive an Employee's Note if and when such Employee completes one year of service as an employee of the Company, in which he or she performs his or her job consistent with past performance. Upon the forgiveness of a Note, the Pledge Agreement will be terminated and the certificate for the shares such Employee has purchased will be delivered to him or her.

         8. If an Employee becomes disabled or dies before the end of the first year after issuance of the shares to him or her, the Note will automatically be forgiven and the shares and certificate therefor delivered to such Employee's estate or him or her, as the case may be.

         9. The total number of shares that may be issued pursuant to the Plan is 55,314.


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